Exhibit 3.43

BYLAWS

OF

SPENCER TRUCKING COMPANY, INC.

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday in February at 10:00 o’clock, A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Kentucky, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for an annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors, and by the holders of at least twenty (20%) percent of the outstanding stock of the corporation.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Kentucky or United States as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the office of Hinkle Contracting Corporation in Paris, Kentucky.

Section 4. Notice of Meeting. The Secretary of the corporation shall give notice of any and all annual and special meetings to each shareholder appearing upon the books of the corporation by mailing same to his last known address at least ten (10) days before such meeting.

It shall be the duty of the Secretary of the corporation to send such notice, by certified or registered mail, upon the request of the person or persons authorized to call the meeting, as provided for above. The attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting.

Section 5. Quorum. A majority of the outstanding shares of stock of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.

Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution.

Section 7. Voting of Shares. Subject to the provisions of Section 8 of this Article I, each outstanding share of stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders. Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares of stock at any given time.

Section 8. Cumulative Voting. At each election for Directors every shareholder shall have the right to cast as many votes, in person or by proxy, as equals the number of shares of stock owned by him multiplied by the number of Directors to be elected at such election; and each shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates.

Section 9. Informal Action By Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be executed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 10. Who May Vote At Shareholders Meeting. Only such persons shall be entitled to vote at meetings of the shareholders of the corporation as appear upon the books of the corporation fifteen (15) days preceding the particular meeting of the shareholders.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Election, Number, Tenure and Qualifications. The election of directors shall be held at the annual meetings of the shareholders, or at any special meetings regularly called for said purpose, and shall be by written ballot. The first Board of Directors shall consist of three (3) members, but the number of the members of the Board may, at any time, be increased or decreased upon vote of the shareholders. Each-Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3. Regular Meetings. The regular meeting of the Board of Directors shall be held on the first Monday in February at 10:30 o’clock, a.m., or as soon thereafter as the annual meeting of shareholders has concluded, or such other date and time as may be fixed by the Board of Directors.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the President or by two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place within the State of Kentucky, as the place for holding any special meeting of the Board called by them.

Section 5. Notice. Notice of any special meeting shall be given by the Secretary of the corporation at least seven (7) days previous thereto by written notice delivered personally or mailed to each director at his last known address. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting.

Section 6. Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 7. Manner of Acting. The act of the majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director entitled to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

Section 9. Compensation. By resolution of the shareholders, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board and receive other compensation approved by the shareholders.

ARTICLE III

OFFICERS

Section 1. Number. The officers of the corporation shall be a President, two Vice Presidents, a Secretary-Treasurer and Assistant Secretary. The Board of Directors may appoint assistant officers and may, from time to time, elect such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be assigned by the Board of Directors. Any two or more offices may be held by the same person, as permitted by the laws of the Commonwealth of Kentucky. The salaries of all officers and agents shall be fixed by the Board of Directors.

Section 2. Election and Term of Office. The officers shall be elected by the Board of Directors, by majority vote, at its annual meeting or at any special meeting duly called upon notice of the specific purpose. Each officer shall hold office for one year, or until his successor shall have been duly elected and shall have qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors set for the unexpired portion of their term.

Section 5. Duties. The President shall preside at all meetings of shareholders and Directors; shall be the chief administrative officer of the corporation and have general supervision of the affairs of the corporation; shall sign or countersign all certificates, contracts, and other instruments, as authorized by the Board of Directors; shall make reports to the Board of Directors and stockholders; and shall perform all such other duties as are incident to this office or are properly required of him by the Board of Directors.

The Vice Presidents shall perform the duties of the President in case of his absence or disability; and such other duties as may be assigned to them, from time to time, by the President or Board of Directors.

The Secretary-Treasurer shall issue notices of all meetings as required, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant-Secretary shall assist the Secretary-Treasurer in the aforementioned secretarial duties as directed by the Board of Directors or Secretary-Treasurer.

The Secretary-Treasurer shall also have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, taking proper vouchers from such disbursements, and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office which are properly required of him by the Board of Directors.

In case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may, from time to time, delegate the powers or duties of such officer to any other officer, or any Director or other person whom it may select.

Section 6. Compensation. The compensation of the officers of this corporation shall be as fixed by the Board of Directors, from time to time, or in such manner as the Board of Directors shall direct. The officers, if required by the Board of Directors, shall furnish bond for the faithful performance of their duties, in such amount and with such surety as may be required by the Board of Directors. The corporation shall bear the expense, including the premiums, of any and all such bonds.

ARTICLE IV

SEAL OF THE CORPORATION

The seal of the corporation shall be circular, with the words, “Spencer Trucking Company, Inc.”, and “Kentucky” circumscribing the words “Corporate Seal”.

ARTICLE V

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the law of the Commonwealth of Kentucky.

ARTICLE VI

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the Articles of Incorporation or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice.

ARTICLE VII

AMENDMENTS

Subject to the power of the Shareholders to amend or repeal amendments, these bylaws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, provided that at least ten (10) days written notice of the proposed amendment shall be given each shareholder or seven (7) days written notice shall be given each director, as the case may be, prior to such meeting.

ARTICLE VIII

ADJOURNMENT OF SHAREHOLDER’S MEETINGS

When a regular or special meeting of the shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment it taken; provided, however, that if the adjournment is for more than seven (7) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

ARTICLE IX

LOANS

Unless explicitly authorized by majority vote of Directors at a regular or special meeting of the Board of Directors, no officer, director or agent of the corporation shall agree, execute, effectuate, renew, or extend loans to the corporation, nor shall he pledge any assets of the corporation as security for such loans.

ARTICLE X

INDEMNIFICATION

Section 1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, of is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the corporation against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. The indemnification provided in Sections 1 and 2 of this Article may be made only upon specific authority of the Board of Directors or shareholders as provided in the Kentucky Business Corporation Act (KRS Chapter 271A).

CERTIFICATE OF ADOPTION

KNOW ALL MEN BY THESE PRESENTS:

That I, Michael Hendrix, the undersigned, the duly elected and acting Secretary-Treasurer of Spencer Trucking Company, Inc., a Kentucky corporation, do hereby certify that the within and foregoing Bylaws of said corporation were duly adopted on the 21st day of August, 1978, and that the same do now constitute the Bylaws of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name as Secretary-Treasurer of the corporation, this 21st day of August, 1978.

/s/ Michael Hendrix
Secretary-Treasurer

PLAN TO ISSUE 1244 STOCK

1. The plan as herein set forth upon its adoption by the Board of Directors of Spencer Trucking Company, Inc., shall become effective on August 21, 1978.

2. The Corporation is authorized to offer and issue 1,000 shares of common stock of no par value at $100.00 per share.

3. The Corporation shall offer and issue such 1,000 shares of no par value common stock from the date hereof to December 31, 1978, or to the date when the Corporation shall make a subsequent offering of any stock, whichever shall sooner occur.

4. During such period as set forth in paragraph 3 the Corporation shall offer and issue only such common stock.

5. The maximum amount of money or property to be received by the Corporation in consideration of the stock to be issued pursuant to this Plan shall be $100,000.00.

6. Such common stock shall be issued only for money and other property (other than stock or securities).

7. Such other action shall be taken by the Corporation as shall qualify the stock offered and issued under this Plan as Section 1244 stock as such term is defined in the Internal Revenue Code and regulations issued thereunder.

AMENDMENT TO THE BYLAWS

OF HINKLE HAULING COMPANY, INC.

(formerly Spencer Trucking Company, Inc.)

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Friday in July, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Kentucky, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for an annual adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

ARTICLE II

BOARD OF DIRECTORS

Section 3. Regular Meetings. The regular meeting of the board of directors shall be held on the third Friday of July, immediately following the conclusion of the annual meeting of shareholders, or such other date and time as may be fixed by the board of directors.

ARTICLE III

OFFICERS

Section 5. Duties. The President shall preside at all meetings of shareholders and directors; shall be the chief administrative officer of the corporation and have general supervision of the affairs of the corporation; shall sign or countersign all certificates, contracts, and other instruments, as authorized by the board of directors; shall make reports to the board of directors and shareholders; and shall perform all such other duties as are incident to this office or are properly required of him by the board of directors.

The Vice President shall perform the duties of the President in case of his absence or disability; and such other duties as may be assigned to them, from time to time, by the President or board of directors.

The Secretary shall issue notices of all meetings as required, shall keep minutes of all meetings, shall have charge of the seal and corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the board of directors. The Assistant Secretary shall assist the Secretary in the aforementioned secretarial duties as directed by the board of directors or Secretary.

The Treasurer shall also have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the board of directors, taking proper vouchers from such disbursements, and shall render to the board of directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office which are properly required of him by the board of directors.

In case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the board of directors may, from time to time, delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

I, Susan T. Hinkle, corporate secretary of Hinkle Hauling Company, Inc., do hereby certify that the foregoing Amendment to the Bylaws of the corporation were unanimously adopted by the Board of Directors at a duly called Special Meeting on May 16, 1983, and that said Amendment is now in effect.

/s/ Susan T. Hinkle
Secretary

APPROVED:

/s/ Henry L. Hinkle
President

AMENDMENT TO THE BYLAWS

OF HINKLE HAULING COMPANY, INC.

(formerly Spencer Trucking Company, Inc.)

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Friday in July, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Kentucky, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for an annual adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

ARTICLE II

BOARD OF DIRECTORS

Section 3. Regular Meetings. The regular meeting of the board of directors shall be held on the third Friday of July, immediately following the conclusion of the annual meeting of shareholders, or such other date and time as may be fixed by the board of directors.

ARTICLE III

OFFICERS

Section 5. Duties. The President shall preside at all meetings of shareholders and directors; shall be the chief administrative officer of the corporation and have general supervision of the affairs of the corporation; shall sign or countersign all certificates, contracts, and other instruments, as authorized by the board of directors; shall make reports to the board of directors and shareholders; and shall perform all such other duties as are incident to this office or are properly required of him by the board of directors.

The Vice President shall perform the duties of the President in case of his absence or disability; and such other duties as may be assigned to them, from time to time, by the President or board of directors.

The Secretary shall issue notices of all meetings as required, shall keep minutes of all meetings, shall have charge of the seal and corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the board of directors. The Assistant Secretary shall assist the Secretary in the aforementioned secretarial duties as directed by the board of directors or Secretary.

The Treasurer shall also have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the board of directors, taking proper vouchers from such disbursements, and shall render to the board of directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office which are properly required of him by the board of directors.

In case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the board of directors may, from time to time, delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

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I , Susan T. Hinkle, corporate secretary of Hinkle Hauling Company, Inc., do hereby certify that the foregoing Amendment to the Bylaws of the corporation were unanimously adopted by the Board of Directors at a duly called Special Meeting on May 16, 1983, and that said Amendment is now in effect.

/s/ Susan T. Hinkle
Secretary

APPROVED:

/s/ Henry L. Hinkle
President

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